FOR IMMEDIATE RELEASE                            EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Edwin Boon (763) 551-6804 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
FOURTH-QUARTER AND FULL-YEAR RESULTS

MINNEAPOLIS – (Jan. 19, 2012) – Select Comfort Corporation (NASDAQ: SCSS) will release results for the fourth quarter and fiscal 2011 ended Dec. 31, 2011, after close of the regular trading session Wednesday, Feb. 8, 2012.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number Web site.

The webcast replay will remain available in the investor relations area of the company’s Web site for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS)  is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which includes a complete line of SLEEP NUMBER®beds and bedding. The company is the exclusive manufacturer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 380 Sleep Number stores across the country, online at sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.
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